UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56545	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Series B Preferred Stock Purchase Agreement

On May 1, 2023, Strategic Storage Trust VI, Inc. (the “Company”) issued $150 million in shares (the “Shares”) of the Company’s new Series B Convertible Preferred Stock (the “Series B Preferred Stock”) pursuant to a preferred stock purchase agreement (the “Purchase Agreement”) with Extra Space Storage LP (the “Investor”), a subsidiary of Extra Space Storage Inc. (NYSE: EXR) The Company paid the Investor an investment fee equal to 0.50% of the aggregate Purchase Price at the closing.

The Purchase Agreement provides that the purchase price for the Shares shall be equal to $1,000 per share (the “Purchase Price”). The terms of the Series B Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, are set forth in the articles supplementary for the Series B Preferred Stock (the “Articles Supplementary”), which are described in more detail below under the heading “Terms of the Series B Convertible Preferred Stock.”

The Company intends to use the net proceeds from the issuance of the Shares to refinance indebtedness, to redeem the Series A Cumulative Redeemable Preferred Units of Strategic Storage Operating Partnership VI, L.P., the Company’s operating partnership (the “Operating Partnership”), to finance self-storage acquisitions, to fund development and improvement pipelines, for working capital or for other general corporate purposes.

The foregoing summary of the material terms of the Purchase Agreement is qualified in its entirety by references to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Terms of the Series B Convertible Preferred Stock

As set forth in the Articles Supplementary, the Series B Preferred Stock ranks senior to all other classes of the Company’s capital stock, including the Class A common stock (“Class A Common Stock”), Class P common stock, Class T common stock and Class W common stock of the Company (collectively, the “Common Stock”), with respect to rights to receive dividends and to participate in distributions or payments upon any voluntary or involuntary liquidation, dissolution or winding up of the Company. Dividends payable on each share of Series B Preferred Stock will initially be equal to a rate of 8.35% per annum. If the Series B Preferred Stock has not been redeemed on or prior to the fifth anniversary of the issuance of the Shares pursuant to the Purchase Agreement, the dividend rate will increase an additional 0.75% per annum each year thereafter to a maximum of 11.0% per annum until the tenth anniversary of the issuance of the Shares pursuant to the Purchase Agreement, at which time the dividend rate shall increase 0.75% per annum each year thereafter until the Series B Preferred Stock is redeemed or repurchased in full.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will be entitled to receive a payment equal to the greater of (i) the aggregate Purchase Price of all outstanding Shares (the “Liquidation Amount”), plus an amount equal to any accrued and unpaid dividends and other distributions (whether or not accumulated or authorized and declared) to the date of payment and (ii) the amount that that would have been payable had the Shares been converted into Common Stock pursuant to the terms of the Articles Supplementary immediately prior to such liquidation.

Subject to certain additional redemption rights, as described herein, the Company has the right to redeem the Series B Preferred Stock for cash at any time following the third anniversary of the issuance of the Shares pursuant to the Purchase Agreement. The amount of such redemption will be equal to the aggregate Purchase Price of all outstanding Shares, plus applicable redemption premium as set forth in the Articles Supplementary (together, the “Redemption Price”) and an amount equal to any accrued and unpaid dividends and distributions on the Series B Preferred Stock (whether or not accumulated or authorized and declared) up to the redemption date. Upon the listing of Common Stock on a national securities exchange (the “Listing”), the Company has the right to redeem any or all outstanding Series B Preferred Stock at an amount equal to the greater of (i) the amount that the holders of such Shares would have received had such Shares been converted into Common Stock pursuant to the terms of the Articles Supplementary immediately prior to the initial Listing, and then all of such Shares had been sold in the initial Listing, up to the Conversion Value Limitation (as described herein), or (ii) the Redemption Price, in each case, plus an amount equal to any accrued and unpaid dividends and distributions on the Series B Preferred Stock (whether or not accumulated or authorized and declared) up to the date of initial Listing. The Conversion Value Limitation is an amount per share determined using an as-converted value limitation equal to a premium of $40 million if any or all 150,000 shares of Series B Preferred Stock are issued and outstanding. Upon a change of control event, the Company has the right to redeem any or all outstanding Series B Preferred Stock at an amount equal to the greater of (i) the amount that the holders of such Shares would have received had the Shares been converted into Common Stock pursuant to the terms of the Articles Supplementary immediately prior to such change of control, up to the Conversion Value Limitation or (ii) the Redemption Price, in each case, plus an amount equal to any accrued and unpaid dividends and distributions up to the redemption date. In addition, subject to certain cure provisions, if the Company fails to maintain its status as a real estate investment trust, the holders of Series B Preferred Stock have the right to require the Company to repurchase the Series B Preferred Stock at an amount equal to the Redemption Price plus an amount equal to any accrued and unpaid dividends and distributions on the Series B Preferred Stock (whether or not accumulated or authorized and declared) up to the redemption date.

At any time after the earlier to occur of (i) the third anniversary of the issuance of the Shares pursuant to the Purchase Agreement or (ii) 180 days after an initial Listing, the holders of Series B Preferred Stock have the right to convert any or all of the Series B Preferred Stock held by such holders into Class A Common Stock at a rate per share equal to the quotient obtained by dividing the Liquidation Amount, plus an amount equal to any accrued and unpaid dividends or other distributions (whether or not accumulated or authorized and declared), by the Conversion Price. The Conversion Price is initially $11.00, and may be adjusted in connection with stock splits, stock dividends and other similar transactions. In no event will the value of the Class A Common Stock issued by the Company upon conversion of the Series B Preferred Stock into Class A Common Stock exceed the Conversion Value Limitation.

The holders of Series B Preferred Stock are not entitled to vote on any matter submitted to a vote of the stockholders of the Company, except that in the event that the dividend for the Series B Preferred Stock has not been paid for at least four quarterly dividend periods (whether or not consecutive), the holders of Series B Preferred Stock have the right to vote together with the holders of Common Stock as a single class on any matter submitted to a vote of the stockholders of the Company. The number of votes applicable to a share of Series B Preferred Stock will be equal to the number of shares of Class A Common Stock into which a share of Series B Preferred Stock could have been converted as of the record date set for purposes of such stockholder vote. This foregoing limited voting right shall cease when all past dividend periods have been paid in full. In addition, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock is required in certain customary circumstances, as well as other circumstances, such as (i) the Company’s real estate portfolio exceeding a leverage ratio of 60% loan-to-value, (ii) entering into certain transactions with the Chief Executive Officer of the Company as of the date of the Purchase Agreement, or any entities in which such person has a controlling interest (excluding certain self-storage real estate programs sponsored by SmartStop Self Storage REIT, Inc. or the Company), (iii) effecting a merger (or similar) transaction with an entity whose assets are not at least 80% self storage related, (iv) entering into any line of business other than self storage and ancillary businesses, unless such ancillary business represents revenues of less than 10% of the Company’s revenues for its last fiscal year and (v) permitting any individual other than H. Michael Schwartz to (A) serve as Chairman of the Company or any similar role within the Company or (B) otherwise perform any of the duties typically performed by Mr. Schwartz in his capacity as Chairman as of the date of the Purchase Agreement.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

Concurrent with its entry into the Purchase Agreement, the Company entered into Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “OP Agreement Amendment”), which amended the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), to create Series B Convertible Preferred Units having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series B Preferred Stock.

The foregoing summary of the OP Agreement Amendment is qualified in its entirety by reference to the OP Agreement Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Investors’ Rights Agreement

Concurrent with its entry into the Purchase Agreement, the Company and the Investor entered into an investors’ rights agreement (the “Investors’ Rights Agreement”). Pursuant to the Investors’ Rights Agreement, the Investor has the right to request the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Class A Common Stock issued to the Investor upon conversion of the Shares acquired pursuant to the Purchase Agreement, subject to certain limitations. After the first anniversary of the issuance of the Shares, the Investor may request up to four demand registrations for an amount of shares equal to at least $15 million each. The Company will use its reasonable best efforts to (i) file a registration statement on Form S-3 within 30 days of such request (or a registration statement on Form S-11 or such other appropriate form within 60 days of such request) and (ii) cause such registration statement to become effective as promptly as practicable thereafter. The Investors’ Rights Agreement also grants the Investor certain “piggyback” registration rights.

The foregoing summary of the material terms of the Investors’ Rights Agreement is qualified in its entirety by reference to the Investors’ Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above, under the heading “Series B Preferred Stock Purchase Agreement,” is incorporated herein by reference. This offering is not registered under the Securities Act and is being made pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03. Material Modifications to Rights of Security Holders.

The First Articles of Amendment and Restatement for the Company, as amended and supplemented, prohibit any person from beneficially owning or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of stock of the Company, and prohibit any person from beneficially owning or constructively owning more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of any class of Common Stock of the Company (the “Ownership Limitation”) without prior approval from the Company’s board of directors. In connection with the issuance and purchase of the Series B Preferred Stock, and in certain other limited circumstances, the Company has granted exemptions from the Ownership Limitation and has permitted the Investor, or any entity that beneficially owns or constructively owns shares of the Company’s stock as a result of the Investor’s ownership of Series B Preferred Stock, to beneficially own and constructively own the Series B Preferred Stock issued to the Investor pursuant to the Purchase Agreement and any Class A Common Stock issued upon conversion of the Series B Preferred Stock.

The disclosure set forth in Item 1.01 above under various headings, with respect to the Articles Supplementary and the terms of the Series B Preferred Stock, is incorporated herein by reference. The descriptions of the Articles Supplementary and the Series B Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The disclosure set forth in Item 1.01 above under various headings, with respect to the Articles Supplementary and the terms of the Series B Preferred Stock, is incorporated herein by reference. On May 1, 2023, the Company filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series B Preferred Stock. The descriptions of the Articles Supplementary and the Series B Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles Supplementary for Series B Convertible Preferred Stock
10.1	Preferred Stock Purchase Agreement, dated as of May 1, 2023, by and between Strategic Storage Trust VI, Inc. and Extra Space Storage LP
10.2	Amendment No. 2 to Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.
10.3	Investors’ Rights Agreement, dated as of May 1, 2023, by and between Strategic Storage Trust VI, Inc. and Extra Space Storage LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: May 3, 2023	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer